Exhibit 10.4

November 21, 1997


Mr. Richard Fields
Managing Director
Allen & Company Incorporated
711 Fifth Avenue
New York, NY 10022

Dear Richard:

I appreciate your kindness in confirming the agreement by Allen & Company Incorporated ("Allen") regarding the termination of investment banking, investment advisory and/or other financial services performed or to be performed by Allen for GeoWaste Incorporated ("Company" or "GeoWaste") pursuant to that certain letter dated March 12, 1997 (the "Letter") by course of dealing or otherwise (the "Services") and the settlement of any and all claims or obligations between Allen and the Company regarding the Services.

In consideration of the mutual promises contained herein and the Company's agreement, effective as of November 4, 1997, to modify and amend the warrant certificate dated as of August 2, 1991, as amended May 8, 1996 ("Warrant Certificate"), pursuant to which Allen is entitled to purchase, at any time and from time to time prior to the Expiration Date (as defined in the Warrant Certificate), up to an aggregate of 2,000,000 fully paid non-assessable shares of the Company's common stock, $ .10 par value, at a purchase price of $ .55 per share ("Warrants"), subject to adjustment as provided in Section 6 of the Warrant Certificate, Allen and GeoWaste agree as follows:

          1. WARRANT CERTIFICATE. Sections 1 and 2.2 of the Warrant Certificate shall be amended and replaced in their entirety, as follows:

          "1. WARRANT; PURCHASE PRICE Each Warrant shall entitle the Holder to purchase one share of Common Stock of the Company (individually, a "Share"; severally, the "Shares"). The purchase price payable upon exercise of each Warrant (the "Purchase Price") shall be $ .61 per share, subject to adjustment as adjustment as hereinafter provided. The number of shares purchasable upon exercise of each Warrant and the Purchase Price of each Warrant are subject to adjustment as provided in Article 6."

          "2.2. The term "Expiration Date" shall mean 5:00 p.m., New York City time on February 2, 1999, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York Time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close."

          2. TERMINATION OF SERVICES. Allen has not and shall not provide the Services to GeoWaste or on GeoWaste's behalf and the Letter is void and of no force or effect.

          3. RELEASE. Allen and each and every past and present subsidiary, affiliate, shareholder, officer, director, managing director, agent, servant, employee, representative and attorney hereby jointly and severally release, acquit and forever discharge GeoWaste and each and every past and present subsidiary, affiliate, shareholder, officer, director, agent, servant, employee, representative and attorney from any and all claims, causes of action, suit, debts, liens, obligations, liabilities, demands, losses, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which Allen may have or claim to have now or which may hereafter arise out of or connected with the Services, existing or occurring prior to the date of this letter, including without limitation, any claims liabilities or obligations arising with respect to the Services evidenced by the Letter. The provisions of this paragraph shall be binding upon Allen and shall inure to the benefit of GeoWaste and its successors and assigns. Notwithstanding anything to the contrary contained in this letter, this paragraph does not release any person from any claim resulting solely from conduct occurring after the date of this letter.

          If this letter accurately reflects our understanding and agreement, kindly confirm and acknowledge the same by having an authorized signature from Allen & Company Incorporated affixed in the space provided below. Please retain a fully executed copy for your files and return the original to me.


Sincerely,

GEOWASTE INCORPORATED


/S/ AMY C. MACF. BURBOTT
Amy C. MacF. Burbott
President and Chief Executive Officer

Confirmed and Acknowledged
as of November 4, 1997

ALLEN & COMPANY INCORPORATED


/S/ RICHARD M. FIELDS
Richard M. Fields
Managing Director